                                                                  EXHIBIT (H)(3)

                                    Exhibit B
                                     to the
                  Amended and Restated Administration Agreement

                              EXCELSIOR FUNDS, INC.
                              ---------------------
                                   Money Fund
                              Government Money Fund
                               Treasury Money Fund
                      Short-Term Government Securities Fund
                      Intermediate-Term Managed Income Fund
                               Managed Income Fund
                               Blended Equity Fund
                             Income and Growth Fund
                        Energy and Natural Resources Fund
                          Value and Restructuring Fund
                                 Small Cap Fund
                               International Fund
                               Latin America Fund
                                Pacific/Asia Fund
                                Pan European Fund
                              Large Cap Growth Fund
                                Real Estate Fund
                              Emerging Markets Fund
                                 Technology Fund

     In consideration of the mutual covenants set forth in the Amended and Restated Administration Agreement dated as of July 31, 1998 among Excelsior Funds, Inc. (the "Company"), Chase Global Funds Services Company ("CGFSC"), Federated Administrative Services ("FAS") and U.S. Trust Company ("U.S. Trust"), Excelsior Funds, Inc. executes and delivers this Exhibit on behalf of the Funds, and with respect to any class or series thereof, first set forth in this Exhibit.

     Pursuant to Section 3 of the Agreement, U.S. Trust agrees to provide facilities, equipment, and personnel to carry out the following administrative services to the Funds:

     (a) Providing guidance and assistance in the preparation of SEC required reports and notices to shareholders of record and to the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR, Proxy Statements and SEC share registration notices;

     (b) Reviewing the Company's Registration Statement on Form N-1A or any replacement therefor;

     (c) Consulting with the Funds and the Company's Board of Directors, as appropriate, on matters concerning the administration and operation of the Funds;

     (d) Monitoring the Company's arrangements with respect to services provided by certain organizations ("Service Organizations") under its Amended and Restated Administrative Services Plan, provided that U.S. Trust will only be responsible for monitoring arrangements with Service Organizations with whom U.S. Trust has established the servicing relationship on behalf of the Company. With respect to such Service Organizations, U.S. Trust shall specifically monitor and review the services rendered by Service Organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"), including, without limitation, reviewing the qualifications of financial institutions wishing to be Service Organizations, assisting in the execution and delivery of Servicing Agreements, reporting to the Company's Board of Directors with respect to the amounts paid or payable by the Company from time to time under the Servicing Agreements and the nature of the services provided by Service Organizations, and maintaining appropriate records in connection with such duties.

     This Exhibit B may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

     Witness the due execution hereof this 31st day of March, 2000.


                                   EXCELSIOR FUNDS, INC.



                                   By: /s/ F. S. Wonham
                                      -----------------
                                   Name:  F.S. Wonham
                                   Title: President and Treasurer




                                   U.S. TRUST COMPANY



                                   By:
                                   Name:
                                   Title: